Exhibit 32
CERTIFICATIONS
The certification set forth below is being submitted in connection with the Quarterly Report of The Western Union Company on Form 10-Q for the period ended March 31, 2012 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.
Hikmet Ersek and Scott T. Scheirman certify that, to the best of each of their knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of The Western Union Company.

Date:	May 1, 2012	/S/ HIKMET ERSEK
Hikmet Ersek
President and Chief Executive Officer

Date:	May 1, 2012	/S/ SCOTT T. SCHEIRMAN
Scott T. Scheirman
Executive Vice President, Chief Financial Officer and Global Operations